EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements on Form S-8 (file no. 333-113151) and on Form S-3 (file no. 333-129351) of Government Properties Trust, Inc., of our report dated September 13, 2005, with respect to the Statement of Revenue and Certain Expenses of US Army Corps of Engineers – Vicksburg, Mississippi included in this current report on Form 8-K/A.

/s/ Ernst & Young LLP
Chicago, Illinois
December 21, 2005